UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2020

CSI Compressco LP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35195	94-3450907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CCLP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

                                                                                                                                       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

Second Amendment to Credit Agreement

On June 11, 2020, CSI Compressco LP, a Delaware limited partnership (the “Partnership”) and CSI Compressco Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Partnership (“CSI Compressco Sub”), as borrowers, entered into the Second Amendment to Loan and Security Agreement (the “Amendment”) amending the Loan and Security Agreement dated June 29, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with Bank of America, N.A., in its capacity as administrative agent, issuing bank and swing line issuer (“Administrative Agent”), and the other lenders and loan parties party thereto.

The Amendment provided for changes and modifications to the Credit Agreement as set forth therein, which include, among other things, changes to certain terms of the Credit Agreement as follows:

(i) a resizing of the maximum credit commitment under the Credit Agreement from $50,000,000 to $35,000,000;

(ii) the inclusion of  a $5,000,000 reserve with respect to the Borrowing Base (as defined in the Credit Agreement) thereunder, which would result in reduced borrowing availability;

(iii)  the removal of the financial covenant compliance test with respect to the Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement);

(iv)  an increase in the applicable margin related to (x) LIBOR Rate Loans (as defined in the Credit Agreement) to a range between 3.00% and 3.50% and (y) Base Rate Loans (as defined in the Credit Agreement) to a range between 2.00% and 2.50%, in each case, which shall be determined according to average daily excess availability under the Credit Agreement; and

(v) an increase in the rate used to calculate the commitment fee in respect of the unutilized commitments under the Credit Agreement to 0.50%.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

First Supplemental Indenture for the Old Notes

On June 11, 2020, the Partnership and the Partnership’s wholly owned subsidiary, CSI Compressco Finance Inc. (“Finance Corp” and, together with the Partnership, the “Issuers”)  announced that they had accepted for exchange $215,208,000, or approximately 72.7%, of their outstanding 7.250% Senior Unsecured Notes due 2022 (the “Old Notes”) that were validly tendered (and not validly withdrawn) by 11:59 p.m., New York City time, on June 10, 2020, for (i) $50,000,000 of the Issuers’ 7.500% Senior Secured First Lien Notes due 2025 (the “New First Lien Notes”) and (ii) $155,529,000 aggregate principal amount of new 10.000%/10.750% Senior Secured Second Lien Notes due 2026 (the “Second Lien Notes” and, together with the New First Lien Notes, the “New Notes”), pursuant to its previously announced exchange offer and consent solicitation (the “Exchange Offer”), which commenced on April 17, 2020. The Issuers issued the New Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Issuers relied on this exemption from registration based in part on representations made by the holders of the Old Notes that participated in the Exchange Offer.

On June 12, 2020, following receipt of the requisite consents of the holders of the Old Notes, the Issuers entered into the First Supplemental Indenture (the “First Supplemental Indenture”), by and among the Issuers, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, to the Indenture, dated as of August 4, 2014 (the “Unsecured Indenture”), by and among the Issuers, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee. The First Supplemental Indenture eliminated substantially all of the restrictive covenants and certain of the default provisions in the Unsecured Indenture and became operative upon the consummation by the Issuers of the Exchange Offer.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, which is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

First Lien Supplemental Indenture

On June 12, 2020, the Issuers issued $50,000,000 in aggregate principal amount of New First Lien Notes to certain holders of the Old Notes pursuant to the terms of the Exchange Offer. In connection therewith, the Issuers entered into the First Supplemental Indenture (the “First Lien Supplemental Indenture”), by and among the Issuers, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, to the Indenture, dated as of March 22, 2018, by and among the Issuers, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (the “First Lien Base Indenture” and, together with the First Lien Supplemental Indenture, the “First Lien Indenture”). On March 22, 2018, the Issuers issued $350,000,000 in aggregate principal amount of 7.500% Senior Secured First Lien Notes due 2025 (the “Existing First Lien Notes” and, together with the New First Lien Notes, the “First Lien Notes”) pursuant to the First Lien Base Indenture. The New First Lien Notes were issued as “additional notes” under the First Lien Base Indenture and will be treated as a single class with such notes but will not trade fungibly with the Existing First Lien Notes.

The foregoing description of the First Lien Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the First Lien Supplemental Indenture, which is filed with this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.

Second Lien Notes Indenture

On June 12, 2020, the Issuers issued $[155,529,000] in aggregate principal amount of the Second Lien Notes to certain holders of the Old Notes pursuant to the terms of the Exchange Offer. The  Issuers issued the Second Lien Notes pursuant to an indenture, dated June 12, 2020 (the “Second Lien Notes Indenture”), by and among the Issuers, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (the “Second Lien Trustee”). In connection with the payment of PIK Interest (as defined below), if any, in respect of the Second Lien Notes, the Issuers will be entitled, without the consent of the Holders, to increase the outstanding aggregate principal amount of the New Second Lien Notes or issue additional notes (“PIK notes”) under the Second Lien Notes Indenture on the same terms and conditions as the New Second Lien Notes offered hereby (each such increase or issuance, a “PIK Payment”). The Issuers may issue additional Second Lien Notes under the Second Lien Notes Indenture from time to time. Any issuance of additional Second Lien Notes (including PIK notes) is subject to all of the covenants in the Second Lien Notes Indenture. The Second Lien Notes and any additional Second Lien Notes subsequently issued under the indenture, will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Subject to the making of PIK Payments, the Issuers will issue Second Lien Notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000; provided that PIK Payments may result in Second Lien Notes being issued in denominations of $1.00 and integral multiples of $1.00. The Second Lien Notes will mature on April 1, 2026.

Interest on the Second Lien Notes will be payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 2020. The Issuers will make each interest payment to the holders of record on March 15 and September 15 immediately preceding each interest payment date. Interest will accrue at (1) the annual rate of 7.250% payable in cash, plus (2) at the election of the Issuers (made by delivering a notice to the Second Lien Trustee not less than five business days prior to the record date), the annual rate of (i) 2.750% payable in cash (together with the annual rate set forth in clause (1), the “Cash Interest Rate”) or (ii) 3.500% payable by increasing the principal amount of the outstanding Second Lien Notes or by issuing additional PIK notes, in each case rounding up to the nearest $1.00 (such increased principal amount or additional PIK notes, the “PIK Interest”). In the absence of an interest payment election made by the Issuers as set forth above, interest on the notes will be payable as if the Issuers had elected to pay PIK Interest with respect to the portion of interest payable pursuant to clause (2) above.

The Second Lien Notes are jointly and severally, and fully and unconditionally, guaranteed (the “Guarantees”) on a senior secured basis initially by each of the Partnership’s domestic restricted subsidiaries (other than Finance Corp, certain immaterial subsidiaries and certain other excluded domestic subsidiaries, the “Guarantors”) and will be secured by a second-priority security interest in substantially all of the Issuers’ and the Guarantors’ assets (other than certain excluded assets) (the “Collateral”) as collateral security for their obligations under the Second Lien Notes, subject to certain permitted encumbrances and exceptions.

At any time prior to April 1, 2023, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Second Lien Notes issued under the Second Lien Notes Indenture at a redemption price of 110.000% of the principal amount of the Second Lien Notes, plus accrued and unpaid interest to the redemption date, with an amount of cash equal to the net cash proceeds of certain equity offerings. On or after April 1, 2023, the Issuers may redeem all or part of the Second Lien Notes at redemption prices (expressed as percentages of the principal amount) equal to (i) 107.500% for the twelve-month period beginning on April 1, 2023; (ii) 105.000% for the twelve-month period beginning on April 1, 2024 and (iii) 100.000% at any time thereafter, plus accrued and unpaid interest up to, but not including,  the redemption date. In addition, at any time prior to April 1, 2023, the Company may redeem all or a part of the Second Lien Notes at a redemption price equal to 100% of the principal amount of the Second Lien Notes to be redeemed plus a make-whole premium, plus accrued and unpaid interest up to, but not including, the redemption date.

The Second Lien Notes Indenture contains customary covenants restricting the Partnership’s ability and the ability of its restricted subsidiaries to: (i) pay distributions on, purchase or redeem its common units or purchase or redeem its subordinated debt; (ii) incur or guarantee additional indebtedness or issue certain kinds of preferred equity securities; (iii) create or incur certain liens securing indebtedness; (iv) sell assets, including dispositions of the Collateral; (v) consolidate, merge or transfer all or substantially all of its assets; (vi) enter into transactions with affiliates; and (vii) enter into agreements that restrict distributions or other payments from its restricted subsidiaries to the Partnership. These covenants are subject to a number of important limitations and exceptions, including certain provisions permitting the Partnership, subject to the satisfaction of certain conditions, to transfer assets to certain of its unrestricted subsidiaries. Moreover, if the Second Lien Notes receive an investment grade rating from at least two rating agencies and no default has occurred and is continuing under the Second Lien Notes Indenture, many of the restrictive covenants in the Second Lien Notes Indenture will be terminated. The Second Lien Notes Indenture also contains customary events of default and acceleration provisions relating to such events of default, which provide that upon an event of default under the Second Lien Notes Indenture, the Second Lien Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Second Lien Notes may declare all of the Second Lien Notes to be due and payable immediately.

The foregoing description of the Second Lien Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the Second Lien Notes Indenture, which is filed with this Current Report on Form 8-K as Exhibit 4.3 and is incorporated herein by reference. The foregoing description of the Second Lien Notes does not purport to be complete and is qualified in its entirety by reference to the form of Second Lien Notes, which is included as Exhibit A to the Second Lien Notes Indenture filed with this Current Report on Form 8-K as Exhibit 4.3 and is incorporated herein by reference.

Collateral Trust Agreement

On June 12, 2020, the Partnership, the grantors named therein, the Second Lien Trustee and U.S. Bank National Association, as the collateral trustee (the “Collateral Trustee”), entered into a collateral trust agreement (the “Collateral Trust Agreement”) pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens upon the collateral for the benefit of the current and future holders of the Second Lien Notes and any future priority lien obligations, if any.

The foregoing description of the Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the Collateral Trust Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 hereof.

Item 8.01  Other Events.

On June 11, 2020, the Partnership issued a press release to announce the results of the Exchange Offer.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of June 12, 2020, by and among CSI Compressco LP, CSI Compressco Finance, Inc., the Guarantors named therein and U.S. Bank National Association, as trustee.
4.2	First Lien Supplemental Indenture, dated as of June 12, 2020, by and among CSI Compressco LP, CSI Compressco Finance, Inc., the Guarantors named therein and U.S. Bank National Association, as trustee.
4.3

10.000% /10.750% Senior Secured Second Lien Notes due 2026 Indenture, dated as of June 12, 2020, by and among CSI Compressco LP, CSI Compressco Finance, Inc., the Guarantors named therein and U.S. Bank National Association, as trustee.

4.4	Form of 10.000%/10.750% Senior Secured Second Lien Notes due 2026 (included in Exhibit 4.3)
10.1

Second Amendment to Loan and Security Agreement, dated June 11, 2020, by and among CSI Compressco LP, CSI Compressco Sub, Inc. and Bank of America, N.A., in its capacity as administrative agent, issuing bank and swing line issuer, and the other lenders and loan parties party thereto.

10.2

Collateral Trust Agreement, dated June 12, 2020, by and among CSI Compressco LP, CSI Compressco Finance Inc., the other Grantors from time to time party thereto, U.S. Bank National Association, as Trustee, the other Junior Lien Representatives from time to time party thereto, and U.S. Bank National Association, as Collateral Trustee.

99.1	News Release dated June 11, 2020 issued by CSI Compressco LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel

Date: June 12, 2020

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